Exhibit 4.1

S P E C I M E N

[PICTURE]           [SNBANCSHARES, INC. LOGO]

NUMBER	SHARES
ZQ-

INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

COMMON STOCK	CUSIP 78460M 10 0
SEE REVERSE FOR CERTAIN DEFINITIONS

     THIS CERTIFIES THAT

     is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF

SNB BANCSHARES, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to the provisions of the laws of the State of Texas and to all of the provisions of the Articles of Incorporation and the Bylaws of the Corporation, as amended from time to time, to all of which the holder hereof, by acceptance of this certificate, assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[SNB BANCSHARES, SEAL]

PRESIDENT AND CHIEF EXECUTIVE OFFICER	CHAIRMAN

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, INC.
P.O. BOX 1596
DENVER, CO 90201

Transfer Agent
and Registrar,

By:

Authorized Signature

2161